                                                                       Exhibit 1



                                3,200,000 Shares


                                 TELTRUST, INC.


                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                __________, 1998


LEHMAN BROTHERS INC.
WHEAT FIRST SECURITIES, INC.
As representatives of the several Underwriters named in Schedule I hereto
 c/o Lehman Brothers Inc.
    3 World Financial Center
    New York, New York 10285-2400

Ladies and Gentlemen:

     Teltrust, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Lehman Brothers Inc. ("Lehman") and Wheat First Securities, Inc. (together with Lehman, the "Representatives") and to the other underwriters named in Schedule I hereto (together with the Representatives, the "Underwriters"), and the stockholders of the Company named in Schedule II hereto (the "Initial Selling Stockholders") severally propose to sell to the several Underwriters, an aggregate of 3,200,000 shares (the "Firm Shares") of the common stock of the Company, par value $.01 per share (the "Common Stock"), of which 2,500,000 shares are to be issued and sold by the Company and 700,000 shares are to be sold by the Initial Selling Stockholders, each Initial Selling Stockholder selling the amount set forth opposite such Initial Selling Stockholder's name in
Schedule II hereto. The Company also proposes to issue and sell to the several Underwriters, and the stockholders of the Company named in Schedule III hereto (the "Green Shoe Selling Stockholders") severally propose to sell to the several Underwriters, not more than an additional 480,000 shares (the "Additional Shares") of Common Stock, if requested by the Underwriters as provided in
Section 2 hereof, of which up to 123,800 shares are to be issued and sold by the Company and up to 356,200 shares are to be sold by the Green Shoe Selling Stockholders, each Green Shoe Selling Stockholder
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selling up to the amount set forth opposite such Green Shoe Selling
Stockholder's name in Schedule III hereto. The Initial Selling Stockholders and the Green Shoe Selling Stockholders are hereinafter sometimes collectively referred to as the "Selling Stockholders." The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares." The Company, the Initial Selling Stockholders and the Green Shoe Selling Stockholders are hereinafter sometimes referred to collectively as the "Sellers."

     SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. (i) The Company agrees to issue and sell 2,500,000 Firm Shares, (ii) each Initial Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Initial Selling Stockholder's name in
Schedule II hereto, and (iii) each Underwriter agrees, severally and not jointly, to purchase, on the basis of the representations and warranties of the Sellers contained in this Agreement, and subject to its terms and conditions, from each Seller at a price per Share of $______ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

     In addition, (i) the Company agrees to issue and sell 356,200 Additional Shares, (ii) each Green Shoe Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares set forth opposite such Green Shoe Selling Stockholder's name in Schedule III hereto and (iii) the Underwriters shall have the right to purchase, severally and not jointly, up to
480,000 Additional Shares from such Sellers at the Purchase Price.   Additional
Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees, on the basis of the representations and warranties of the Sellers contained in this Agreement, and subject to its terms and conditions, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I bears to the total number of Firm Shares. Any partial purchase of Additional Shares shall be made in order (i) first, from the first three Green Shoe Selling Stockholders, in the listing order in Schedule III hereto (the "Initial Green Shoe Selling Stockholders"), and (ii) second, pro rata among the remaining Green Shoe Selling Stockholders and the Company (subject to such adjustments to eliminate fractional shares as you may determine). Each Initial Green Shoe Selling Stockholder may participate in a partial purchase of Additional Shares only to the extent that each Initial Green Shoe Selling Stockholder listed above such Initial Green Shoe Selling Stockholder in Schedule III hereto has sold all shares listed opposite its name on Schedule III hereto.

     For a period of 180 days from the date of the Prospectus, each of the Sellers agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or (2) enter into any swap or other derivatives transaction that trans-

                                      -3-
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fers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman; provided, however, that the foregoing shall not apply to (a) issuances of options by the Company under the Company's 1993 Stock Option Plan (the "1993 Plan") or the Company's 1998 Stock Option and Grant Plan (the "1998 Plan"); (b) issuances of shares of Common Stock upon the exercise of options issued under the 1993 Plan or the 1998 Plan; (c) issuances of shares of Common Stock upon conversion of shares of the Company's Series A Convertible Preferred Stock; and (d) any sale of shares of Common Stock pursuant to the terms of this Agreement; and the Company agrees to cause each officer and director of the Company to furnish to the Representatives, prior to the date on which the Common Stock is first delivered to the Underwriters, a "lock-up" letter or letters, in form and substance satisfactory to counsel for the Underwriters (the "Lock-up Letters"), pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, with the prior written consent of Lehman; provided, however, that the foregoing shall not apply to (a) any sale of shares of Common Stock pursuant to the this Agreement, (b) a transfer by bona fide gift (provided that the transferee executes a Lock-up Letter) or (c) a contribution to a trust for the benefit of the undersigned (provided that the trustee of any such trust executes a Lock-up Letter).

     SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. Delivery and Payment. The Shares shall be issued in such authorized denominations and registered in such names as Lehman shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Lehman through the facilities of The Depository Trust Company

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("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of federal or other funds immediately available in New York City. The Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on ________, 1998 or such other time on the same or such other date as Lehman and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "Closing Date." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Lehman and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "Option Closing Date."

          The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     SECTION 5.  Agreements of the Company.  The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you a signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been given reasonable opportunity to review or to which you shall reasonably object after such review; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the second business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer

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and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

     (g) To make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending __________, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (iv) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by

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the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing for quotation of the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar and/or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

     (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

     (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

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     (b) (i)  The Registration Statement (other than any Rule 462(b)
Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not, and, as amended (if applicable) will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not, and, as amended or supplemented (if applicable) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

     (f) All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, are owned by the Company, directly or indirectly through one or more subsidiaries, and, except as disclosed in the Registration Statement, are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

     (h) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus.

     (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and other than registration under the Securities Act as contemplated hereby), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound,
(iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     (k) There are no legal or governmental proceedings pending or, to its knowledge, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or, to its knowledge, could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

     (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (m) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("Intellectual Property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and, except as disclosed in the Registration Statement, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (n) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws and any foreign, federal, state or local communications or utility laws or regulations, including, without limitation, regulations or licensing or tariff requirements promulgated by the FCC, state or local public utility commissions or similar regulatory bodies (collectively, "Communications Laws"), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization, except where any such revocation, suspension or termination would not have a Material Adverse Effect; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except, in any case, such would not, singly or in the aggregate, have a Material Adverse Effect.

     (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

     (p) This Agreement has been duly authorized, executed and delivered by the Company.

     (q) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

     (r) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authori-zation and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (s) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (t) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed (or requests for extensions with respect thereto have been made), other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (u) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (v) Except as disclosed in the Registration Statement and have been waived or complied with, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (w) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

     (x) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (y) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to its knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to its knowledge, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in the Prospectus which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

     Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

     (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

     (b) The Shares to be sold by such Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

     (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and American Securities Transfer and Trust, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "Power of Attorney") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

     (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (e) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

     (f) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     (g) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, the Underwriters will acquire the Shares free and clear of all adverse claims, assuming that each of the Underwriters who purchased such Shares did so in good faith and without knowledge of any such adverse claims within the meaning of the UCC.

     (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and other than registration under the Securities Act as contem-plated hereby), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

     (i) To the best of such Selling Stockholder's knowledge, the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not, and, as amended (if applicable) will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) will comply in all material respects with the Act and (iii) the Prospectus does not, and, as amended or supplemented (if applicable) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder, upon learning of the event or the circumstances giving rise to such change, will immediately notify you of such change.

     Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     SECTION 8. Indemnification. (a) The Selling Stockholders, severally in proportion to the number of Shares sold hereunder, and the Company and each of its subsidiaries, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its offi-cers and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments ("LOSSES") (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such Losses) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any of the Losses arising out of or based upon matters covered by clause (i) or (ii) above (except that the indemnifying parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such Losses resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that (A) the indemnifying parties shall not be liable under clauses (i) through (iii) above insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; (B) the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the written confirmation of sale) to the person asserting any Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person; (C) each Selling Stockholder named in Schedule IV hereto (each, a "Specified Selling Stockholder") will be liable only to the extent that any such Losses caused by any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any such Specified Selling Stockholder expressly for use therein; (D) the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the lesser of (i) the net proceeds (after deducting underwriting discounts and commissions) re-ceived by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder and (ii) such Selling Stockholder's pro rata portion of the Losses; and (E) each Selling Stockholder shall be released from its indemnity obligation with respect to any such Losses pursuant to this Section 8(a) to the extent the Company has accepted its indemnity obligation with respect to such Losses under this Section 8(a) and has satisfied such obligation in compliance with this Section 8. Each of the Underwriters further agrees that it will not seek indemnification from any Selling Stockholder unless and until such Underwriter has first requested indemnification from the Company and the Company, within 30 days after the receipt of each such request, has not made actual payment to such Underwriter in accordance with such request.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter, but in each case only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (c) Promptly after receipt of notice of any claim or the commencement of any action involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), such indemnified party shall, if a claim in respect thereof is to be made against the person against whom indemnity may be sought (the "indemnifying party") under this
Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 8 if, because of any conflict between the indemnified and indemnifying parties in the conduct of the defense of any such action (including the availability of additional or separate legal defenses to either the indemnified or the indemnifying party), it is advisable in the reasonable judgment of the Representatives for the Representatives and those other Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Sell-ers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus (or, if applicable, the footnotes thereto). The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) Each Selling Stockholder hereby designates Teltrust, Inc., 6322 South 3000 East, Salt Lake City, Utah 84121, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Sec-tion 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 12 hereof, but failure to send or give such copy shall not affect effectiveness of service in accordance with the preceding sentence.

     (g) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Common Stock by the Underwriters set forth on the cover page of, the legends concerning over-allotments and Regulation M on the inside front cover page of the concession and reallowance figures appearing under the caption "Underwriting" in the [ ] paragraph under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Marc B. Cohen and Martin J. Huebschman, in their capacities as the President & Chief Executive Officer and Vice President-Finance & Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse to the Company and its subsidiaries, taken as a whole, and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date by or on behalf of each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Goodwin, Procter & Hoar LLP, counsel for the Company and the Selling Stockholders, to the effect that:

            (i) each of the Company and Teltrust Phones, Inc., Teltrust Holdings, Inc., Teltrust Teleservices, Inc., Teltrust Communications Services, Inc., Quest Group International, Inc., Quest Telecommunications, Inc. and Quest Real Estate Properties, Inc. (collectively, the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties as described in the Registration Statement;

            (ii) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising pursuant to the Company's charter or by-laws;

            (iii) this Agreement has been duly authorized, executed and delivered by the Company and by or on behalf of each Selling Stockholder;

            (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

            (v) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge, pending before or contemplated by the Commission;

            (vi) the statements under the captions "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus, Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

            (vii) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and other than registration under the Securities Act as contemplated hereby Communications Laws as to which such counsel need express no opinion), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument filed as an exhibit to the Registration Statement, or (C) violate or conflict with any judgment, order or decree of any court or any governmental body or agency known by such counsel to be applicable to the Company, any of its subsidiaries or their respective property or any law, rule or regulation (other than any Communications Laws as to which such counsel need express no opinion);

            (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

            (ix) to the best of such counsel's knowledge after due inquiry, except as disclosed in the Registration Statement and have been waived or complied with, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

            (x) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form in all material respects with the Act;

            (xi) each Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

            (xii) each Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

            (xiii) the Custody Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

            (xiv) the Power of Attorney of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

            (xv) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, the Underwriters will acquire the Shares free and clear of all adverse claims, assuming that each of the Underwriters who purchased such Shares did so in good faith and without knowledge of any such adverse claims within the meaning of the UCC; and

            (xvi) the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and other than registration under the Securities Act as contemplated hereby), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

     In addition, such counsel shall state that (A) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial or statistical data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial or statistical data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such counsel may state that their belief in the foregoing paragraph is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     The opinion of Goodwin, Procter & Hoar LLP described in this Section 9(f) shall be rendered to you at the request of the Company and the Selling Stockholders and shall so state therein. Further, the opinion of Goodwin, Procter & Hoar LLP (or of such other counsel for the Selling Stockholders who is found by the Representatives to be reasonably satisfactory) described in this
Section 9(f), as it relates to factual matters concerning the Selling Stockholders, may (to the extent such counsel deems appropriate) rely upon the representations and warranties contained in the Custody Agreement, the Power of Attorney and various other certificates supplied by such Selling Stockholders.

     (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Steven Swenson, General Counsel of the Company, to the effect that:

            (i) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

            (ii) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

            (iii) each of the Company and its Material Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

            (iv) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, are owned by the Company, directly or indirectly through one or more subsidiaries, and, except as disclosed in the Registration Statement, are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

            (v) neither the Company nor any of its subsidiaries has violated any Environmental Law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect;

            (vi) each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except in any case, such would not, singly or in the aggregate, have a Material Adverse Effect; and

            (vii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

     In addition, such counsel shall state that (A) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Swidler & Berlin, special regulatory counsel for the Company, to the effect that:

            (i) The statements under the captions "Risk Factors--Risks of Operating in a Regulated Industry" and "Business--Government Regulation" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

            (ii) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency under the Communications Laws, (B) violate or conflict with any applicable Communications Law or any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (C) result in the suspension, termination or revocation of any Authorization under and Communications Law of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization; and

            (iii) each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary under the Communications Laws to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect;

     (i) You shall have received on the Closing Date an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

     (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (k) The Company shall have delivered to you the Lock-up Letters specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (l) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

     (m) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

     (n) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obli-gated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

     (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

     (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Teltrust, Inc., 6322 South 3000 East, Salt Lake City, Utah 84121, with copies to Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109-2881,
Attention: David F. Dietz, P.C., (ii) if to the Selling Stockholders, to Marc B. Cohen and Martin J. Huebschman, c/o Teltrust, Inc., 6322 South 3000 East, Salt Lake City, Utah 84121 and (iii) if to any Underwriter or to you, to you c/o Lehman Brothers Inc., 3 World Financial Center, New York, NY 10285-2400,
Attention: Syndicate Department, with copies to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Michael E. Michetti, Esq., or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

     If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term

"successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                              Very truly yours,

                              TELTRUST, INC.

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              TELTRUST HOLDINGS, INC.

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              THE SELLING STOCKHOLDERS
                                NAMED IN SCHEDULE II AND
                                SCHEDULE III HERETO,
                                ACTING SEVERALLY

                              By:
                                 -------------------------------
                              Name:
                              Title:

LEHMAN BROTHERS INC.
WHEAT FIRST SECURITIES, INC.

Acting severally on behalf of
 themselves and the several
 Underwriters named in
 Schedule I hereto

By: LEHMAN BROTHERS INC.

By:
    ------------------------------
    Name:
    Title:

                                   SCHEDULE I
                                   ----------


                                                      Number of Firm Shares
Underwriters                                             to be Purchased
---------------------------------------------------   ---------------------
Lehman Brothers Inc. ..............................   [                  ]
Wheat First Securities, Inc. ......................   [                  ]









                                                      ---------------------
                                              Total

                                  SCHEDULE II
                                  -----------

                          Initial Selling Stockholders
                          ----------------------------

                                                        Number of Firm Shares
Name                                                          Being Sold
----------------------------------------------------  --------------------------

Media/Communications
Partners III........................................            220,600
Limited Partnership.................................
M/C Investors L.L.C.................................              9,100
Lyle O. Keys........................................            171,000
Lyle and Melissa Keys Trust.........................             54,100
Richard Dewitt......................................             41,500
Carmelo Catalano....................................            114,500
GFA Capital.........................................             19,200
Jerry Romney, Sr....................................             15,100
Sirrom Investments, Inc.............................             12,500
Jerry Duling........................................              7,300
George Huff.........................................              6,400
M. Sean Venezia.....................................              6,400
Kerry Patrick Keys Trust............................              7,100
Keys Grandchildren Trust............................              7,100
IBA Trust...........................................              7,100
Steve Covington.....................................                500
Legacy Investment Group, Inc........................                500
                                                      --------------------------
                                               Total            700,000

                                  SCHEDULE III
                                  ------------

                          Sellers of Additional Shares
                          ----------------------------

                                                              Number of
                                                           Additional Shares
Name                                                          Being Sold
-----------------------------------------------------      -----------------
Richard Dewitt.......................................           100,000
Jerry Romney, Jr.....................................            50,000
Marc Cohen...........................................            40,000
Steve Covington......................................               500
Media/Communications Partners III
Limited Partnership..................................            62,300
M/C Investors L.L.C..................................             2,500
Lyle O. Keys.........................................            45,000
Lyle and Melissa Keys Trust..........................            18,300
Carmelo Catalano.....................................            32,000
Sirrom Investments, Inc..............................             3,500
Jerry Duling.........................................             2,100
Teltrust, Inc........................................           123,800
                                                           -----------------
                                                Total           480,000

                                  SCHEDULE IV
                                  -----------

                         Specified Selling Stockholders
                         ------------------------------


Media/Communications Partners III
 Limited Partnership
M/C Investors L.L.C.
Jerry E. Romney, Sr.
Sirrom Investments, Inc.
M. Sean Venezia
Kerry Patrick Keys Trust
Keys Grandchildren Trust
IBA Trust
Steve Covington
Legacy Securities Corp.
Jerry Duling